Exhibit 23














                       CONSENT OF INDEPENDENT ACCOUNTANTS




      We consent to the incorporation by references in the registration statement of GPU, Inc. on Forms S-8 (File Nos. 33-32326 and 33-51037) of our report dated April 27, 2001, on our audit of the financial statements of the GPU Companies Employee Savings Plan for Employees Represented by IBEW System Council U-3 as of December 31, 2000 and 1999 and for the years then ended, which report is included in this Annual Report on Form 11-K.




                             MILLIGAN & COMPANY, LLC




105 N. 22nd Street, 2nd Floor
Philadelphia, Pennsylvania
June 20, 2001


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